Exhibit 23.1

                              TROUTMAN SANDERS LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3000










                                November 24, 1998



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") dated November 19, 1998, relating to $200,000,000 aggregate principal amount of Series B 6.60% Senior Notes due December 31, 2038, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1998.


                                                     Very truly yours,

                                                     /s/  Troutman Sanders LLP